UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2010

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

A copy of presentation materials dated December 31, 2009 is being furnished herewith as Exhibit 99.1. These materials were prepared for use by the management of People’s United Financial, Inc. (the “Company”) in connection with a series of investor meetings scheduled to occur in the near future.

The information contained in and accompanying the Form 8-K with respect to Item 7.01 (including the Exhibit hereto) is being furnished to, and not filed with, the Securities and Exchange Commission in accordance with General Instruction B.2 to Form 8-K.

Item 8.01.	Other Events.

The second sentence in the third paragraph on page 74 of the Company’s Form 10-K for the fiscal year ended December 31, 2009 contained typographical errors, and should read as follows:

“In fact, a 200 basis point increase in the federal funds interest rate translates to an approximate $100 million improvement in net interest income on an annualized basis.”

Item 9.01.	Financial Statements and Exhibits

(c)	The following Exhibits are filed herewith.

Exhibit No.	Description

99.1	Presentation Materials dated December 31, 2009

[signature appears on following page]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: March 9, 2010	By:	/s/ ERIC J. APPELLOF
(Signature)
	Name:	Eric J. Appellof
	Title:	Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation Materials dated December 31, 2009

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